SECOND AMENDING AGREEMENT

THIS AGREEMENT made the 13th day of March, 2002

AMONG:

BRADNER VENTURES LTD., Suite 1260 - 609 Granville Street, Vancouver, B.C. V7Y 1G5

(the "Lender")

AND:

BESTSHOT.COM INC., c/o 700 - 1285 West Pender Street, Vancouver, B.C. V6E 4B1

(the "Company")

AND:

BESTSHOT.COM CORP., 302 - 10301 108th Street, Edmonton, Alberta T5J 1L7

(the "Subsidiary")

WHEREAS:

A. The Lender, the Company and the Subsidiary entered into a Loan Agreement, dated July 13, 2001 (the "Loan Agreement") as amended by an Amending Agreement, dated February 13, 2002 (the "Amending Agreement");

B. The purpose of the Loan Agreement was to set out terms of the arrangement by which the Lender agrees to loan (the "Loan") up to US$350,000 to the Company and the Subsidiary;

C. To the date of this Agreement, the Lender has loaned to the Company and the Subsidiary the principal amount of CDN$461,983; and

D. The Lender, the Company and the Subsidiary have agreed to amend the terms of the Loan Agreement to increase the amount of the maximum principal amount of the Loan from US$350,000 to US$450,000.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recital B of the Loan Agreement is deleted and replaced with the following:

"The purpose of this Agreement is to set out terms of the arrangement by which the Lender agrees to loan up to $450,000 (the "Loan") to the Company and the Subsidiary. The purpose of the Loan is to provide the Company and the Subsidiary with needed working capital."

2. Section 1.1 of the Loan Agreement is deleted and replaced with the following:

"1.1 The Lender will lend to the Company and the Subsidiary, by way of several advances each to be evidenced by a promissory note, the principal amount (the "Principal") of up to four hundred and fifty thousand dollars ($450,000), subject to the terms and conditions of the Agreement."

3. Section 1.2 of the Loan Agreement is deleted and replaced with the following:

"1.2 The Principal of the Loan and so much thereof as is outstanding from time to time will bear interest (the "Interest") at a rate of ten percent (10%) per annum. Interest on the Principal of the Loan will be calculated monthly in arrears, both before and after maturity, and will be payable on the Maturity Date (as defined herein)."

4. The Company and the Subsidiary acknowledge and agree that the Company and the Subsidiary are jointly indebted to the Lender in the amount of CDN$461,983 as at the date of this Agreement.

5. The Lender, the Company and the Subsidiary each acknowledge and agree that all other provisions of the Loan Agreement and the Amending Agreement remain in full force and effect.

6. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

8. This Agreement will be governed by and construed in accordance with the law of British Columbia.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BRADNER VENTURES LTD.

Per: /s/ Ron Schmitz
Authorized Signatory

BESTSHOT.COM INC.

Per: /s/ John Davis
Authorized Signatory

BESTSHOT.COM CORP.

Per: /s/ signed
Authorized Signatory

PROMISSORY NOTE

Principal Amount: CDN$70,983

Vancouver, B.C.

[ ], 2001

FOR VALUE RECEIVED, Bestshot.com, Inc. and Bestshot.com Corp., both of 302 - 10301 108th Street, Edmonton, Alberta, jointly promise to pay to Bradner Ventures Ltd., of Suite 1260 - 609 Granville Street, Vancouver, British Columbia, the sum of seventy thousand nine hundred and eighty three dollars (CDN$70,983) on or before July 13, 2003 (the "Maturity Date"), with interest at the rate of ten percent (10.0%) per annum, compounded monthly and payable on the Maturity Date.

This promissory note is given as evidence of an advance by Bradner Ventures Ltd. to Bestshot.com, Inc. and Bestshot.com Corp. under the Loan Agreement between Bestshot.com, Inc., Bestshot.com Corp. and Bradner Ventures Ltd. dated July 13, 2001 and as amended from time to time.

This promissory note is binding upon Bestshot.com, Inc. and Bestshot.com Corp. and its respective successors and assigns. Presentment for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.

BESTSHOT.COM INC.

Per: /s/ John Davis
Authorized Signatory

BESTSHOT.COM CORP.

Per: /s/ signed
Authorized Signatory

PROMISSORY NOTE

Principal Amount: CDN$190,000

Vancouver, B.C.

[ ], 2002

FOR VALUE RECEIVED, Bestshot.com, Inc. and Bestshot.com Corp., both of 302 - 10301 108th Street, Edmonton, Alberta, jointly promise to pay to Bradner Ventures Ltd., of Suite 1260 - 609 Granville Street, Vancouver, British Columbia, the sum of one hundred and ninety thousand dollars (CDN$190,000) on or before July 13, 2003 (the "Maturity Date"), with interest at the rate of ten percent (10.0%) per annum, compounded monthly and payable on the Maturity Date.

This promissory note is given as evidence of an advance by Bradner Ventures Ltd. to Bestshot.com, Inc. and Bestshot.com Corp. under the Loan Agreement between Bestshot.com, Inc., Bestshot.com Corp. and Bradner Ventures Ltd. dated July 13, 2001 and as amended from time to time.

This promissory note is binding upon Bestshot.com, Inc. and Bestshot.com Corp. and its respective successors and assigns. Presentment for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.

BESTSHOT.COM INC.

Per: /s/ John Davis
Authorized Signatory

BESTSHOT.COM CORP.

Per: /s/ signed
Authorized Signatory

PROMISSORY NOTE

Principal Amount: CDN$391,000

Vancouver, B.C.

[ ], 2001

FOR VALUE RECEIVED, Bestshot.com, Inc. and Bestshot.com Corp., both of 302 - 10301 108th Street, Edmonton, Alberta, jointly promise to pay to Bradner Ventures Ltd., of Suite 1260 - 609 Granville Street, Vancouver, British Columbia, the sum of three hundred and ninety one thousand dollars (CDN$391,000) on or before July 13, 2003 (the "Maturity Date"), with interest at the rate of ten percent (10.0%) per annum, compounded monthly and payable on the Maturity Date.

This promissory note is given as evidence of an advance by Bradner Ventures Ltd. to Bestshot.com, Inc. and Bestshot.com Corp. under the Loan Agreement between Bestshot.com, Inc., Bestshot.com Corp. and Bradner Ventures Ltd. dated July 13, 2001 and as amended from time to time.

This promissory note is binding upon Bestshot.com, Inc. and Bestshot.com Corp. and its respective successors and assigns. Presentment for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.

BESTSHOT.COM INC.

Per: /s/ John Davis
Authorized Signatory

BESTSHOT.COM CORP.

Per: /s/ signed
Authorized Signatory